UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): June 8, 2017

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4B Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 495-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Approval of 2011 Stock Incentive Plan, as Amended and Restated. At our meeting of stockholders held on June 8, 2017, the stockholders approved our 2011 Stock Incentive Plan, as amended and restated (the “2011 Plan”). The amendment and restatement (i) increases the number of shares available for equity awards under the 2011 Plan by 10,000,000 shares, from 12,500,000 to 22,500,000; (ii) extends the term of the 2011 Plan, such that awards may be granted under the 2011 Plan until March 10, 2025, or such earlier date as the board of directors shall determine; (iii) limits grants under the 2011 Plan to members of the board of directors, such that the aggregate grant fair value (determined as of the applicable date or dates of grant in accordance with applicable financial accounting rules) of all awards granted to any director during any single calendar year, taken together with any cash fees paid to such person during such calendar year, shall not exceed $350,000; (iv) continues to authorize the grant of awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); and (v) continues to provide for favorable federal income tax treatment for any grants of incentive stock options under Section 422 of the Code. In addition to the 22,500,000 Shares that may be issued or transferred with respect to awards under the 2011 Plan, shares covering awards, including awards under our 2005 Stock Plan, as amended, that were outstanding on May 11, 2011, that terminate or are forfeited, or shares that are returned to us pursuant to a compensation recovery policy, will again be available for issuance under the 2011 Plan.

The 2011 Plan authorizes the grant of equity-based and cash-based compensation to our employees, consultants and non-employee directors in the form of stock options, stock appreciation rights, restricted shares, restricted share units, other share-based awards and cash-based awards. The 2011 Plan is intended to comply with the exemption from Section 162(m) of the Code relating to performance-based compensation, and provides for a maximum aggregate number of shares, compensation and dividend equivalents that may granted or paid in any calendar year to any one participant. The 2011 Plan will remain in effect for outstanding awards until no awards remain outstanding.

The foregoing description of the 2011 Plan, as amended and restated, is not complete and is qualified in its entirety by referral to the full text of the 2011 Plan, a copy of which is filed with this Current Report as Exhibit 10.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Our annual meeting of stockholders was held on June 8, 2017 to consider and vote on (1) election of directors, (2) ratification of the appointment of our independent registered public accounting firm for the fiscal year ending June 30, 2017, (3) approval of our 2011 Stock Incentive Plan, as amended and restated, and (4) to advise us whether stockholders approve the compensation of our named executive officers.

Common stock and Series A convertible preferred stock voted as a single class on all matters. There were present in person or by proxy 99,366,481 votes, representing a majority of the total outstanding eligible votes as of the record date for the meeting.

1.
Election of Directors. The stockholders elected the following seven directors to serve until the next annual meeting, or until their successors are elected and qualified, by the votes set forth below:

Nominee	For	Withheld
Carl Spana, Ph.D	21,576,159	6,520,973
John K.A. Prendergast	18,197,751	9,899,381
Robert K. deVeer, Jr.	22,865,180	5,231,952
J. Stanley Hull	23,020,197	5,076,935
Alan W. Dunton, M.D.	22,966,605	5,130,527
Angela Rossetti	23,607,150	4,489,982
Arlene M. Morris	22,981,514	5,115,618

Broker Non-Votes: 71,269,349 for each director

2.
Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2017, by the votes set forth below:

For	Against	Abstain
97,072,227	1,827,500	466,754

3.
Approval of our 2011 Stock Incentive Plan, as amended and restated. The stockholders approved our 2011 Stock Incentive Plan, as amended and restated, by the votes set forth below:

For	Against	Abstain
18,943,602	7,201,764	1,951,766

Broker Non-Votes: 71,269,349

4.
Say-on-Pay. The stockholders voted to advise us that they approve the compensation of our named executive officers by the votes set forth below:

For	Against	Abstain
14,700,012	11,327,955	2,069,165

Broker Non-Votes: 71,269,349

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1
2011 Stock Incentive Plan, as amended and restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: June 8, 2017	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST Executive Vice President, Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

10.1
2011 Stock Incentive Plan, as amended and restated.